As filed with the Securities and Exchange Commission on July 15, 2002
                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ATWOOD OCEANICS, INC.
             (Exact Name of Registrant as specified in its charter)

 Texas                                                74-1611874
 (State of Other Jurisdiction             (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                           15835 Park Ten Place Drive
                              Houston, Texas 77084
                                 (281)-749-7800
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

 James M. Holland                               Copy to:
 Senior Vice President                          W. Garney Griggs, Esq.
 Atwood Oceanics, Inc.                          Strasburger & Price, LLP
 15835 Park Ten Place Drive                     1301 McKinney, Suite 3200
 Houston, Texas  77084                          Houston, Texas  77010-3033
 (281)-749-7800                                 (713) 951-5600
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 9

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

     If this Form is a post-effective amendment filed pursuant to Rule 4629(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 9

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                      PROPOSED MAXIMUM        AMOUNT OF
OF SECURITIES TO BE     AMOUNT TO BE     AGGREGATE OFFERING      REGISTRATION
REGISTERED              REGISTERED       PRICE (5)               FEE
Common Stock (1)
Preferred Stock (2)
Debt Securities (3)
Warrants (4)
Total                                    $250,000,000            $ 23,000

(1) Subject to note (5) below, we are registering an indeterminate number of shares of common stock that we may issue from time to time at indeterminate prices, including shares issuable upon conversion of preferred stock that is convertible into common stock, and including shares issuable upon exercise of warrants.

(2) Subject to note (5) below, we are registering an indeterminate number of shares of preferred stock that we may issue from time to time at indeterminate prices. Shares of preferred stock may be convertible into shares of common stock.

(3) Subject to note (5) below, we are registering an indeterminate amount of debt securities that we may issue from time to time at indeterminate prices.

(4) Subject to note (5) below, we are registering an indeterminate number of warrants that we may issue from time to time at indeterminate prices entitling the holder to purchase shares of common stock.

(5) Represents the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount; the liquidation preference of any preferred stock; the offering price of any common stock; the issue price of any warrants; and the exercise price of any warrants; all of which together will not exceed $250,000,000. Pursuant to Rule 457(o), the registration is calculated on the aggregate maximum offering price of the common stock, preferred stock, debt securities, and warrants, and the table does not specify information about the amount of shares to be registered or the proposed maximum offering price per share.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      Subject to Completion - July 15, 2002

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   Prospectus

                                  $250,000,000

                              ATWOOD OCEANICS, INC.

       This is an offering of securities of Atwood Oceanics, Inc. by the issuer.

       We may use this prospectus to offer the following securities for sale:

o       Common stock;

o       Preferred stock;

o Debt securities which will rank equally and ratably with our senior debt; and

o       Warrants to purchase our common stock.

     We will provide, in supplements to this prospectus, the specific terms of the securities that we are offering. A supplement may also update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any related prospectus supplements carefully before you invest in our securities.

     We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents. We will identify any such underwriters, dealers or agents involved in the sale of securities in the accompanying prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol "ATW."

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

     The Prospectus is dated July 15, 2002.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading "Where You Can Find More Information." This prospectus is preliminary and the information within may be changed when finalized.

                                TABLE OF CONTENTS

                                                       Page
About This Prospectus                                    2
Where You Can Find More Information                      3
The Company                                              5
Forward-Looking Statements                               9
Risk Factors                                             9
Use of Proceeds                                         14
Ratio of Earnings to Fixed Charges                      14
Description of Common Stock                             15
Description of Preferred Stock                          17
Description of Debt Securities                          17
Description of Warrants                                 25
Plan of Distribution                                    27
Legal Matters                                           28
Experts                                                 29

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE PROSPECTUS.

     As used in this prospectus generally, the terms "Atwood," "the Company," "we," "our" or "us" means Atwood Oceanics, Inc. and its direct or indirect subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Our Company web site address is www.atwd.com. You may also read and copy any document we file at the public reference rooms at the SEC's offices at the following locations:

Judiciary Plaza              Woolworth Building           Citicorp Center
Room 1024                    233 Broadway                 500 West Madison St.
450 Fifth Street, NW         New York, NY 10279           Suite 1400
Washington, DC 20549                                      Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We have filed a registration statement and related exhibits on Form S-3 with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may read the registration statement and exhibits without charge at the SEC's public reference rooms, you may access same at the SEC's web site described above, or you may obtain copies from the SEC at prescribed rates.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to other documents on file with the SEC. Some information that we currently have on file is incorporated by reference and is an important part of this prospectus. Some information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents that we have filed or may file with the SEC pursuant to the Securities Exchange Act of 1934:

o Description of our common stock, par value $1.00 per share (Common Stock), contained in our Registration Statement on Form 8-A, filed on July 2, 1997;

o Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed on December 21, 2001;

o Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001, filed on February 14, 2002;

o Current Report on Form 8-K, filed on December 11, 2001 (except for information and exhibits furnished pursuant to Rule 101 (e)(1) of regulation FD (CFR243.101(e)(1));

o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed on May 14, 2002;

o       Current  Report  on Form  8-K,  filed on May 21,  2002;

o Current Report on Form 8-K, filed on May 24, 2002(except for information and exhibits furnished pursuant to Rule 101 (e)(1) of regulation FD (CFR243.101(e)(1));

o Current Report on Form 8-K, filed on July 15, 2002(except for information and exhibits furnished pursuant to Rule 101 (e)(1) of regulation FD (CFR243.101(e)(1)); and

o All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

     Upon your written or oral request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

                           15835 Park Ten Place Drive
                              Houston, Texas 77084
                                 (281)-749-7800
                           Attention: James M. Holland

                                   THE COMPANY

     Atwood Oceanics, Inc., a corporation organized in 1968 under the laws of the State of Texas, is engaged in contract drilling of exploratory and development oil and gas wells (including completions) in offshore areas and related support, management and consulting services. We currently own four upgraded semisubmersibles, one upgraded jack-up, one upgraded submersible, one upgraded semisubmersible tender assist vessel and one semisubmersible unit purchased for future conversion to a tender assist vessel. We also provide labor, supervisory and consulting services to two client owned self-contained platform rigs in Australia. We are also constructing an ultra-premium jack-up drilling rig for the international non-North Sea drilling market.

     Since 1997, we have expended around $250 million in upgrading our offshore mobile drilling fleet, which included the upgrade of the ATWOOD HUNTER to drill in up to 5,000 feet of water in certain environments. In addition to the $250 million already expended on upgrades, we are currently upgrading the ATWOOD EAGLE, scheduled to be completed in October 2002, at an estimated cost of $90 million. In July 2001, we entered into an agreement to construct a $125 million ultra-premium jack-up in Singapore with a scheduled delivery in June 2003. The construction of this drilling unit is currently on schedule and within cost estimates. Fiscal 2001 marked our eighth consecutive profitable year, with results for the year being consistent with results for 2000 and 1999. Our ability to continue to produce a strong financial performance depends on a high demand for drilling equipment which is dependent on the exploration and development programs of oil and gas companies.

     Historically, most of our drilling operations have been conducted outside of United States waters. Approximately 82%, 72% and 76% of our contract revenues were derived from foreign operations in fiscal years 2001, 2000 and 1999, respectively. In addition to operating in United States waters, we are currently involved in active foreign operations in the territorial waters of Australia, Israel, Malaysia, Thailand and Egypt. With the relocation of the ATWOOD HUNTER to the Mediterranean Sea at the end of 2001, the submersible RICHMOND is our only active drilling vessel located in United States waters; thus, we anticipate that approximately 95% of our contract revenues in fiscal 2002 will be derived from outside of United States waters.

     OFFSHORE DRILLING EQUIPMENTOur diversified fleet of owned or operated drilling rigs currently consists of four upgraded semisubmersibles, one upgraded jack-up, one upgraded submersible and one upgraded semisubmersible tender assist vessel and one semisubmersible to be converted to a tender assist vessel at a future date, and two managed modular, self-contained platform rigs, in addition to the ultra-premium jack-up drilling rig being constructed. Each type of drilling rig is designed for different purposes and applications, for operations in different water depths, bottom conditions, environments and geographical areas, and for different drilling and operating requirements. The following descriptions of the various types of drilling rigs we own or operate illustrate the diversified range of application of our fleet.

o Semisubmersible Drilling Units. Each semisubmersible drilling unit has two hulls, the lower of which is capable of being flooded. Drilling equipment is mounted on the main hull. After the drilling unit is towed to location, the lower hull is flooded, lowering the entire drilling unit to its operating draft, and the drilling unit is anchored in place. On completion of operations, the lower hull is deballasted, raising the entire drilling unit to its towing draft. This type of drilling unit is designed to operate in greater water depths than a jack-up drilling rig and in more severe sea conditions than a drillship. Semisubmersible units are generally more expensive to operate than jack-up drilling rigs and are often limited in the amount of supplies that can be stored on board.

o    Semisubmersible  Tender  Assist  Vessels.   Semisubmersible  tender  assist
     vessels operate like semisubmersibles except that their drilling equipment is temporarily installed on permanently constructed offshore support platforms. The semisubmersible vessel provides crew accommodations, storage facilities and other support for the drilling operations.

o Jack-Up Drilling Rigs. A jack-up drilling rig contains all of the drilling equipment on a single hull designed to be towed to the well site. Once on location, legs are lowered to the sea floor and the rig is raised out of the water by jacking up the legs. On completion of the well, the rig is jacked down, and towed to the next location. A jack-up drilling rig can operate in more severe sea and weather conditions than a drillship and is less expensive to operate than a semisubmersible. However, because it must rest on the sea floor, a jack-up cannot operate in as deep water as other rigs. Ultra-premium and premium jack-up drilling rigs are differentiated from other jack-up drilling rigs primarily by their greater water depth capabilities, an ability to extend the drilling system over larger fixed offshore platforms and more powerful mud pumps that allow them to potentially drill wells faster and more reliably than commodity jack-up rigs.

o Submersible Drilling Units. The submersible drilling unit we own has a lower hull or a mat which is capable of being flooded. Drilling equipment and crew accommodations are located on the main hull. After the drilling unit is towed to its location, the lower hull is flooded, lowering the entire unit to its operating draft at which it rests on the floor. On completion of operations, the lower hull is deballasted, raising the entire unit to its towing draft. This type of drilling unit is designed to operate in shallow water depths ranging from 9 to 70 feet and can operate in moderately severe sea conditions. Although drilling units of this type are less expensive to operate, like a jack-up drilling rig, they cannot operate in water as deep as the other units can.

o Modular Platform Rigs. A modular platform rig is similar to a land rig in its basic components. Modular platform rigs are temporarily installed on permanently constructed offshore support platforms in order to perform the drilling operations. After the drilling phase is completed, the modular rig is broken down into convenient packages and moved by work boats. A platform rig usually stays at a location for several months, if not years, since several wells are typically drilled from a support platform.

  DRILLING CONTRACTS

     The contracts under which we operate our drilling vessels are obtained either through individual negotiations with the customer or by submitting proposals in competition with other contractors. The contracts vary in their terms and conditions. The initial term of contracts for our owned and/or operated vessels has ranged from the length of time necessary to drill one well to several years and is generally subject to early termination in the event of a total loss of the drilling vessel, excessive equipment breakdown or failure to meet minimum performance criteria. It is not unusual for contracts to contain renewal provisions at the option of the customer.

     The rate of compensation specified in each contract depends on the nature of the operation to be performed, the duration of the work, the amount and type of equipment and services provided, the geographic areas involved, market conditions and other variables. Generally, contracts for drilling, management and support services specify a basic rate of compensation computed on a dayrate basis. Such agreements generally provide for a reduced dayrate payable when operations are interrupted by equipment failure and subsequent repairs, field moves, adverse weather conditions or other factors beyond our control. Some contracts also provide for revision of the specified dayrates in the event of material changes in certain items of cost. Any period during which a vessel is not earning a full operating dayrate because of the above conditions or because the vessel is idle and not on contract will have an adverse effect on operating profits. An over-supply of drilling rigs in any market area can adversely affect our ability to employ our drilling vessels. Our active drilling fleet utilization for 1999, 2000 and 2001 was 77%, 71% and 80%, respectively. We have retired both RIG 200 and RIG-19 (platform rigs located in Australia), with their equipment available for sale or for use in future rig upgrades. Excluding these retired platform rigs and the ATWOOD EAGLE upgrade period, our active fleet utilization for fiscal 2002 is expected to exceed 90%. With some of our drilling units having current contracts that could expire before the end of fiscal 2002, there is no guarantee that we will maintain full utilization of our active drilling units for the remainder of fiscal 2002.

     For long moves of drilling equipment, we attempt to obtain either a lump sum or a dayrate as mobilization compensation for expenses incurred during the period in transit. A surplus of certain types of rigs, either worldwide or in particular operating areas, can result in our acceptance of a contract which provides only partial or no recovery of relocation costs.

     Operation of our drilling equipment is subject to the offshore drilling requirements of petroleum exploration companies and agencies of foreign governments. These requirements are, in turn, subject to fluctuations in government policies, world demand and prices for petroleum products, proved reserves in relation to such demand and the extent to which such demand can be met from onshore sources.

     We also contract to provide various types of services to third party owners of drilling rigs. These contracts are normally for a stated term or until termination of operations or stages of operation at a particular facility or location. The services may include, as in the case of contracts we entered into in connection with operations offshore Australia, the supply of personnel and rig design, fabrication, installation and operation. The contracts normally provide for reimbursement to us for all out-of-pocket expenses, plus a service or management fee for all of the services performed. In most instances, the amount charged for the services may be adjusted if there are changes in conditions, scope or costs of operations. We generally obtain insurance or a contractual indemnity from the owner for liabilities that could be incurred in operations.

  OPERATIONAL RISKS AND INSURANCE

     Our operations are subject to the usual hazards associated with the drilling of oil and gas wells, such as blowouts, explosions and fires. In addition, our vessels are subject to those perils peculiar to marine operations, such as capsizing, grounding, collision and damage from severe weather conditions. Any of these risks could result in damage or destruction of drilling rigs and oil and gas wells, personal injury and property damage, suspension of operations or environmental damage through oil spillage or extensive, uncontrolled fires. Our operations are also subject to disruption due to terrorism. As a result of the terrorist attacks in the United States on September 11, 2001, our premiums for war risk insurance coverage in certain parts of the world increased 40%. Although we believe that we are adequately insured against normal and foreseeable risks in our operations in accordance with industry standards, such insurance may not be adequate to protect us against liability from all consequences of well disasters, marine perils, extensive fire damage, damage to the environment or disruption due to terrorism. To date, we have not experienced difficulty in obtaining insurance coverage, although no assurance can be given as to the future availability of such insurance or cost thereof. The occurrence of a significant event against which we are not fully insured could have a material adverse effect on our financial position.

      ENVIRONMENTAL PROTECTION

     Under the Federal Water Pollution Control Act, as amended by the Oil Pollution Act of 1990, operators of vessels in navigable United States waters and certain offshore areas are liable to the United States government for the costs of removing oil and certain other pollutants for which they may be held responsible, subject to certain limitations, and must establish financial responsibility to cover such liability. We have taken all steps necessary to comply with this law, and have received a Certificate of Financial Responsibility (Water Pollution) from the U.S. Coast Guard. Our operations in United States waters are also subject to various other environmental regulations regarding pollution and control thereof, and we have taken steps to ensure compliance therewith.

  CUSTOMERS

     During fiscal year 2001, we performed operations for 17 customers. Because of the relatively limited number of customers for which we can operate at any given time, sales to each of three different customers amounted to 10% or more of our fiscal 2001 revenues. Shell Philippines Exploration B.V, Esso Production Malaysia, Inc., and Rashid Petroleum Company accounted for 26%, 18% and 11%, respectively, of fiscal year 2001 revenues. Our business operations are subject to the risks associated with a business having a limited number of customers for our products or services, and a decrease in the drilling programs of these customers in the areas where they employ us may adversely affect our revenues.

  COMPETITION

     We compete with numerous other drilling contractors, most of which are substantially larger than we are and possess appreciably greater financial and other resources. Although some business combinations among drilling companies have resulted in a decrease in the total number of competitors, the drilling industry still remains very competitive, with no single drilling contractor being dominant. Thus, there continues to be competition in securing available drilling contracts.

     Price competition is generally the most important factor in the drilling industry, but the technical capability of specialized drilling equipment and personnel at the time and place required by customers is also important. Other competitive factors include work force experience, vessel suitability, efficiency, condition of equipment, reputation and customer relations. We believe that we compete favorably with respect to these factors. If demand for drilling rigs increases in the future, rig availability may also become a competitive factor. Competition usually occurs on a regional basis and, although drilling rigs are mobile and can be moved from one region to another in response to increased demand, an oversupply of rigs in any region may result. Demand for drilling equipment is also dependent on the exploration and development programs of oil and gas companies, which are in turn influenced by the financial condition of such companies, by general economic conditions, by prices of oil and gas, and, from time to time, by political considerations and policies.

  FOREIGN OPERATIONS

     Our operations are conducted primarily in foreign waters and are subject to certain political, economic and other uncertainties not encountered by purely domestic drilling contractors, including risks of expropriation, nationalization, foreign exchange restrictions, foreign taxation, changing conditions and foreign and domestic monetary policies, as well as a higher risk for disruption of operations due to terrorism. Generally, we purchase insurance to protect against some or all losses due to events of political risk such as nationalization, expropriation, war, confiscation and deprivation. Occasionally, customers will indemnify us against such losses. Moreover, offshore drilling activity is affected by government regulations and policies limiting the withdrawal of offshore oil and gas, regulations affecting production, regulations restricting the importation of foreign petroleum, environmental regulations and regulations which may limit operations in offshore areas by foreign companies and/or personnel.

     Because of our foreign operations, our overall effective tax rate may in the future be higher than the maximum United States corporate statutory rate due to the possibility of higher foreign tax rates in certain jurisdictions or less than full creditability of foreign taxes paid.

  EMPLOYEES

     We currently employ approximately 850 persons in our domestic and worldwide operations. In connection with our foreign drilling operations, we have often been required by the host country to hire substantial portions of our work force in that country and, in some cases, these employees may be represented by foreign unions. To date, we have experienced little difficulty in complying with such requirements, and our drilling operations have not been significantly interrupted by strikes or work stoppages.

     Our principal  executive offices are located at 15835 Park Ten Place Drive,
Houston,   Texas   77084,   and  our   telephone   number  at  that  address  is
(281)-749-7800.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included in this prospectus and in the documents we have incorporated by reference contains, and any prospectus supplement may contain, "forward-looking statements." Forward-looking statements relate to our future plans, objectives, expectations and intentions and are not based on historical facts. Forward-looking statements may include, among other things, business strategy and expectations concerning industry conditions, market position, future operations, margins, profitability, liquidity and capital resources. You can generally identify these statements by the use of words such as "anticipate," "believe," "estimate," "expect," "intend" or similar expressions.

     These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, many of which are outside our control, including, but not limited to, those discussed under the heading "Risk Factors" below. As a result, our actual results of operations may differ materially from those expressed or implied by any forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. We will not update or revise any forward-looking statements unless the securities laws require us to do so.

                                  RISK FACTORS

     An investment in our securities involves significant risks. You should carefully consider the risk factors described below before deciding whether to invest in our securities. The risks and uncertainties described below are not the only ones we face. You should also carefully read and consider all of the information we have included, or incorporated by reference, in this prospectus, before you decide to invest in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

Our business relies on the oil and natural gas industry.

     Demand for our services depends on activity in offshore oil and natural gas exploration, development and production. The level of exploration, development and production activity is affected by factors such as:

o       prevailing oil and natural gas prices;

o       expectations about future prices;

o       the cost of exploring for, producing and delivering oil and natural gas;

o       the sale and expiration dates of available offshore leases;

o       demand for petroleum products;

o       current availability of oil and natural gas resources;

o the rate of discovery of new oil and natural gas reserves in offshore areas;

o       local and international military, political and economic conditions;

o       technological advances;

o and ability of oil and natural gas companies to generate or otherwise obtain funds for capital.

     During recent years, the level of offshore exploration, development and production activity has been volatile. A decline in the worldwide demand for oil and natural gas or prolonged low oil or natural gas prices in the future would likely result in reduced exploration and development of offshore areas and a decline in the demand for offshore marine services. Any such decrease in activity is likely to reduce our day rates and our utilization rates and, therefore, could have a material adverse effect on our financial condition and results of operations.

Government regulation could adversely affect our business.

     We  must  comply  with  extensive  government  regulation  in the  form  of international conventions, federal, state and local laws and regulations in jurisdictions where our vessels operate and/or are registered. These conventions, laws and regulations govern matters of environmental protection, worker health and safety, and the manning, construction and operation of vessels. We believe that we are in material compliance with all applicable environmental, health and safety laws and regulations. We are not a party to any pending governmental litigation or similar proceeding, and we are not aware of any threatened governmental litigation or proceeding which, if adversely determined, would have a material adverse effect on our financial condition or results of operations. However, the risks of incurring substantial compliance costs, liabilities and penalties for non-compliance are inherent in offshore marine operations. Compliance with environmental, health and safety laws increases our costs of doing business. Additionally, environmental, health and safety laws change frequently. Therefore, we are unable to predict the future costs or other future impact of environmental, health and safety laws on our operations. There is no assurance that we can avoid significant costs, liabilities and penalties imposed as a result of governmental regulation in the future.

     Operating hazards increase our risk of liability; we may not be able to fully insure against these risks.

         Our operations are subject to various operating hazards and risks, including:

o       adverse weather conditions,

o       mechanical failure,

o       navigation errors,

o       collision, and

o       oil and hazardous substance spills.

     These risks present a threat to the safety of personnel and to our rigs, cargo, equipment under tow and other property, as well as the environment. We could be required to suspend our operations or request that others suspend their operations as a result of these hazards. Third parties may have significant claims against us for damages due to personal injury, death, property damage, pollution and loss of business.

     We maintain insurance coverage against the casualty and liability risks listed above. We believe our insurance is adequate, and we have never experienced a loss in excess of policy limits. However, we may not be able to renew or maintain our existing insurance coverage at commercially reasonable rates or at all. Additionally, there is no assurance that our insurance coverage will be adequate to cover future claims that may arise.

We rely on foreign operations.

     During the past five years, we derived substantially all of our revenues from foreign sources. We therefore face risks inherent in conducting business internationally, such as:

o       legal and governmental regulatory  requirements;

o difficulties and costs of staffing and managing international operations;

o       language  and  cultural differences;

o       potential   vessel   seizure   or   nationalization   of  assets;

o       import-export  quotas  or  other  trade  barriers;

o difficulties in collecting accounts receivable and longer collection periods;

o       political  and  economic instability;

o       imposition of currency exchange controls;

o       and potentially adverse tax consequences.

     In the past, these conditions or events have not materially affected our operations. However, we cannot predict whether any such conditions or events might develop in the future. Also, we organized our subsidiary structure and our operations in part based on certain assumptions about various foreign and domestic tax laws, currency exchange requirements, and capital repatriation laws. While we believe our assumptions are correct, there can be no assurance that taxing or other authorities will reach the same conclusion. If our assumptions are incorrect, or if the relevant countries change or modify such laws or the current interpretation of such laws, we may suffer adverse tax and financial consequences, including the reduction of cash flow available to meet required debt service and other obligations. Any of these factors could materially adversely affect our international operations and, consequently, our business, operating results and financial condition.

We are exposed to foreign currency fluctuations.

     A significant portion of the contract revenues of our foreign operations are paid in U.S. dollars; however, some payments are made in foreign currencies; therefore we are exposed to currency fluctuations and exchange rate risks as a result of our foreign operations. To minimize the financial impact of these risks, we attempt to match the currency of operating costs with the currency of contract revenue. Because we conduct a large portion of our operations in foreign currencies, any increase in the value of the U.S. dollar in relation to the value of applicable foreign currencies could adversely affect our operating revenues when translated into U.S. dollars. To date, currency fluctuations have not had a material impact on our financial condition or results of operations.

The jack-up drilling rig under construction and any major upgrades and refurbishments may not be completed on schedule and are, therefore, subject to cost overruns.

     Risk of delay and cost overruns are inherent in any large construction project and result from numerous factors, including the following:

o       shortages of equipment, materials or skilled labor;

o       unscheduled delays in the delivery of ordered materials and equipment;

o       unanticipated cost increases;

o       design problems;

o       shipyard failures; and

o       strikes, lockouts and related union activities.

     While we have encountered no significant problems in the past with the shipyard that is constructing the jack-up drilling rig, we can make no guarantee that it will be completed as promised or that there will be no cost overruns.

We are subject to war, sabotage and terrorism risk.

     The impact that the terrorist attacks of September 11, 2001 may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect our operations in unpredictable ways, including changes in the insurance markets, disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, refineries, electric generation, transmission and distribution facilities, could be direct targets of, or indirect casualties of, an act of terror. War or risk of war may also have an adverse effect on the economy.

     The terrorist attacks, have resulted in a hardening of the insurance market. We maintain insurance coverage against casualty and liability risks and have renewed our primary insurance program for the insurance year 2002-2003. As a result of the events of September 11, 2001, the cost to cover war risks on our rigs has increased by 40%. We will evaluate the need to maintain this coverage as it applies to our drilling fleet in the future. We believe our insurance is adequate, and we have never experienced a loss in excess of policy limits. There is no assurance that our insurance coverage will be available or affordable and, if available, whether it will be adequate to cover future claims that may arise.

     Instability in the financial markets as a result of war, sabotage or terrorism could also affect our ability to raise capital and could also adversely affect the oil, gas and power industries and restrict their future growth.

Competition could adversely affect our business.

     We operate in a competitive industry. The principal competitive factors in the drilling industry include:

o       price and reputation;

o       suitability of vessel types;

o       rig availability;

o       technical capabilities of equipment and personnel;

o       safety and efficiency;

o       work force experience;

o       condition of equipment;

o       customer relations; and

o       cost of moving equipment from one market to another.

     Most of our competitors have appreciably greater resources than we have. Oversupply, competitive bidding and downward pressures on profits and pricing margins could adversely affect our business, financial condition and results of operations.

We have a significant amount of debt.

     We have significant indebtedness and will require substantial cash flow to meet our debt service requirements. At June 30, 2002, our long term debt was $120.0 million. We expect to have between $140.0 and $150.0 million in long term debt by September 2002. A high level of indebtedness will affect our future operations in several ways, including the following:

- We may be more vulnerable to general adverse economic and industry conditions than some of our competitors who have less debt, and therefore, we may be at a competitive disadvantage.

- Covenants in our debt obligations require us to meet certain financial tests and limit our ability to borrow additional funds, make certain capital expenditures, sell assets, pay dividends, or repurchase any of our outstanding common stock.

- We may experience difficulties in obtaining additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes.

     Our ability to meet our debt obligations will depend on our future performance. To the extent that we are unable to repay our indebtedness as it becomes due or at maturity with cash on hand or from other sources, we will need to refinance our debt, sell assets or repay the debt with the proceeds of an equity offering. There is no assurance that additional indebtedness or equity financing will be available to us in the future for the refinancing or repayment of existing indebtedness, nor can we give any assurance as to the timing of any asset sales or the proceeds that could be realized by us from any such asset sale.

     Control by our affiliates may limit the ability of stockholders to influence the outcome of director elections and other matters requiring stockholder approval.

     As of June 30, 2002, Helmerich & Payne, Inc., with its wholly-owned subsidiary, Helmerich & Payne International Drilling Co., owns of record and beneficially 3,000,000 shares of our common stock, or approximately 21.6% of the issued and outstanding shares of our common stock. Three directors, Walter H. Helmerich, III, Hans Helmerich and George S. Dotson, are employees of Helmerich & Payne, Inc. Walter H. Helmerich, III and Han Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling stockholders of Helmerich & Payne, Inc. The ownership and board representation of Helmerich & Payne, Inc. enables it to exercise substantial influence over the election of directors and other corporate matters requiring stockholder or board of directors' approval. This concentration of ownership may also have the effect of delaying or preventing a change of control. Additionally, as of June 30, 2002, Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr.,

Franklin  Advisers,   Inc.,  Franklin  Advisory  Services,   LLC,  and  Franklin
Management, Inc. collectively own approximately 1,728,000 shares of our common stock, or approximately 12.5% of our issued and outstanding shares.

We depend on key personnel.

         We depend to a significant extent upon the efforts and abilities of our executive officers and other key management personnel. There is no assurance that these individuals will continue in such capacity for any particular period of time. The loss of the services of one or more of our executive officers or key management personnel could adversely affect our operations.

     We have been unable to obtain a written consent from Arthur Andersen LLP relating to the incorporation by reference of audited financial statements into this registration statement.

     Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                 USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities sold by us for general corporate purposes, which may include the repayment of debt, acquisitions, including the purchase of existing drillings rigs and the new construction of drilling rigs, capital expenditures and working capital. We may temporarily invest funds we receive from the sale of securities by us that we do not immediately need for these purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for the periods indicated below was as follows:

              Years Ended September 30,                  6 Months Ended
   ---------------------------------------------------------------------
   1997        1998       1999       2000       2001     March 31, 2002
    9.1         7.8        9.1        9.7        7.7         6.8

Our ratios of earnings to fixed charges are calculated as follows:

o "earnings," which consist of consolidated income or loss from continuing operations plus income taxes, minority interest and fixed charges, except capitalized interest; and

o "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.

                           DESCRIPTION OF COMMON STOCK

General

     Our  restated  articles  of  incorporation,  as amended  from time to time,
(herein, articles of incorporation) authorize us to issue up to 20,000,000 shares of common stock, par value $1.00 per share, and up to 1,000,000 shares of preferred stock, without par value. As of June 30, 2002, an aggregate of 13,840,000 shares of common stock and no shares of preferred stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol "ATW."

Voting Rights

     Holders of common stock are entitled to one vote for each share on all matters submitted to a vote of our stockholders. Upon prior written notice, a holder of common stock may cumulate his vote in the election of directors.

Election of Directors

     The candidates for directors receiving the highest number of votes, up to the number of directors to be elected, are elected. At each annual meeting, our stockholders elect directors for one year terms.

Removal of Directors; Filling Vacancies on Board of Directors; Size of the Board

     Our directors may be removed, with or without cause, by vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. Vacancies in a directorship may be filled by the vote of a majority of the remaining directors then in office, even though less than a quorum. Any directors elected to fill a vacancy on the board serves for the remainder of the unexpired term of his predecessor and until his successor is elected and qualified. In the case of an increase in the number of directors, the additional director or directors will be elected at an annual meeting or at a special meeting of the stockholders. Currently, the size of the board of directors is seven, but one directorship is vacant.

Special Meetings of the Stockholders

     Our amended and restated bylaws (herein, bylaws) provide that special meeting of stockholders may be called by the chairman of the board (if any), our president, the board of directors, or the holders of at least one-tenth of all shares entitled to vote at the meeting.

Dividends

     Subject to any preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive dividends at such times and amounts as may be declared by our board of directors. We do not intend to pay any cash dividends on our common stock in the foreseeable future. Certain of our financing arrangements restrict the payment of dividends.

Liquidation or Dissolution

     In the event we liquidate, dissolve, or wind up our affairs, prior to any distributions to the holders of our common stock, our creditors and the holders of our preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of our common stock will share ratably, according to the number of shares held, in our remaining assets, if any.

Other Provisions

     Shares of our common stock have no subscription, conversion or preemptive rights.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company.

     We have summarized certain provisions of our articles of incorporation and bylaws below, but you should read our articles of incorporation and bylaws for a more complete description of the rights of holders of our common stock.

Limitation of Directors Liability

     Our articles of incorporation contain provisions eliminating the personal liability of our directors to us and our stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent currently permitted by Texas law. Under Texas law and our articles of incorporation, our directors will not be liable for a breach of his or her duty except for liability for:

o  a breach of his or duty of loyalty to us or our stockholders;

o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

o any transaction from which he or she receives an improper personal benefit; and

o other acts or omissions for which the liability of a directors is expressly provided for by statute, such as the payment of unlawful dividends.

     These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under Texas corporate law and not for violations of other laws such as the federal securities laws.

     As a result of these provisions in our articles of incorporation, our stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, our stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might benefit us.

                         DESCRIPTION OF PREFERRED STOCK

     Our articles of incorporation authorizes us to issue, without stockholder approval, up to 1,000,000 shares of preferred stock, without par value. As of the date of this prospectus, we have not issued any preferred stock. Our board of directors may from time to time authorize us to issue one or more series of preferred stock and may fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights and privileges, redemption and sinking fund provisions and liquidation preferences of each of these series.

     Thus, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

     Our articles of incorporation provide that dividends on preferred stock are cumulative and that no dividends will be paid on our common stock unless full dividends on the preferred stock have been declared and paid. Upon liquidation, our preferred stock will have a preference over the common stock and any payments to the holders of the preferred stock will be made prior to those made to the holders of the common stock. Our preferred stock is redeemable at our option.

     The particular terms of any series of preferred stock that we offer with this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

o the designation of the series, which may be by distinguishing number, letter and title;

o       the  number of shares of the  series;

o       the price at which the preferred  stock will be issued;

o       the dividend  rate, if any;

o       the dates at which dividends,  if any, shall be payable;

o       the redemption rights and price or prices, if any;

o the terms and amount of any sinking fund; the liquidation preference per share;

o whether the shares of the series shall be convertible, and if so, the specification of the securities into which such preferred stock is convertible;

o the conversion price or prices or rate or rates, and any adjustments thereof, the dates as of which such shares shall be convertible, and all other terms and conditions upon which such conversion may be made;

o restrictions on the issuance of shares of the same series or of any other class or series;

o       and the voting rights, if any.


                         DESCRIPTION OF DEBT SECURITIES

General

     We may issue debt securities from time to time in one or more series. The following description, together with any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and any related indentures.

     We have summarized below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The indenture and any supplemental indenture will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and any supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

     We will describe the specific terms of the series of debt securities being offered in the related prospectus supplement. These terms will include some or all of the following:

o       the designation or title of the debt securities;
o       any limit on the aggregate principal amount of the debt securities;
o the percentage of the principal amount at which debt securities will be issued;
o       the terms relating to the subordination of the debt securities;
o whether any of the debt securities are to be issuable as a global security and whether global securities are to be issued in temporary global form or permanent global form;
o the person to whom any interest on the debt security will be payable if other than the person in whose name the debt security is registered on the record date;
o       the date or dates on which the debt securities  will mature;
o the rate or rates of interest, if any, that the debt securities will bear, or the method of calculation of the interest rate or rates;
o the date or dates from which any interest on the debt securities will accrue, the dates on which any interest will be payable and the record date for any interest payable on any interest payment date;
o the place or places where payments on the debt securities will be payable;
o whether we will have the right or obligation to redeem or repurchase any of the debt securities, and the terms applicable to any optional or mandatory redemption or repurchase;
o       the denominations  in which  the debt  securities  will be  issuable;
o any index or formula used to determine the amount of payments on the debt securities;
o the portion of the principal amount of the debt securities that will be payable if there is an acceleration of the maturity of the debt securities, if that amount is other than the principal amount;
o the terms of any guarantee of the payment of amounts due on the debt securities;
o any restrictive covenants for the benefit of the holders of the debt securities;
o       the events of default with respect to the debt securities;
o       and any other terms of the debt securities.

Priority of the Debt Securities

     The debt securities will be our general unsecured obligations and will rank pari passu (i.e., equally and ratably) with all of our other senior unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of insolvency, our creditors who are holders of secured indebtedness, as well as some of our general creditors, may recover more, ratably, than the holders of the debt securities.

     With respect to any offering of debt securities, we will describe in the accompanying prospectus supplement or the information incorporated by reference the approximate amount of our outstanding indebtedness as of the end of our most recent fiscal quarter.

Guarantees

     One  or  more  of  our  subsidiaries,  as  guarantors,  may  guarantee  our obligations under the debt securities. Any such guarantee will fully and unconditionally guarantee our obligations under the debt securities on a joint and several basis subject to the limitation described in the next paragraph. If we default in payment of the principal of, or premium, if any, or interest on, the debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments. The prospectus supplement for a particular issue of debt securities will describe any subsidiary guarantors and any material terms of the guarantees for such securities.

         Each guarantor's obligations will be limited to the lesser of the following amounts:

o the aggregate amount of our obligations under the debt securities and the indenture;

o and the amount, if any, which would not have rendered such guarantor "insolvent" under Federal or appropriate state law as will be designated in the indenture, or have left it with unreasonably small capital, at the time it entered into the guarantee.

     Each guarantor that makes a payment or distribution under its guarantee shall be entitled to contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

Form and Denominations

     The debt securities will be issued in fully registered form and in denominations of $1,000 and integral multiples thereof, unless otherwise specified in a prospectus supplement.

Transfer and Exchange

     You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

     You may exchange or transfer debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these tasks ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar."

     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

     If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If we redeem less than all of the debt securities, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. Additionally, we may refuse to register transfers or exchanges between a record date and the next succeeding interest payment date.

Redemption

     Unless otherwise provided in the applicable prospectus supplement, we may redeem the debt securities at our option on the terms set forth in the indenture. Upon the occurrence of either a change of control (as defined in the indenture) or certain asset sales, we may be required to offer to purchase outstanding debt securities, in whole or in part, if we have sale proceeds exceeding some reasonable amount which will be provided for in the indenture and consistent with industry and the sale proceeds are not timely applied toward repayment of debt or investment in other assets useful to our business.

Payment and Paying Agents

     Unless otherwise provided in a prospectus supplement, we will pay interest to you on June 1st and December 1st if you are a direct holder listed in the trustee's records at the close of business on May 15th and November 15th, respectively, even if you no longer own the security on the interest due date. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sale price of the debt securities to allocate interest fairly between buyer and seller. This allocated interest amount is called "accrued interest."

     We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks.

Interest Rates and Discounts

     The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

     We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Global Securities

     We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary such as the Depository Trust Company, that represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. A global security may be transferred as a whole only as follows:

o       by the  depositary  to a nominee  of the  depositary;

o by a nominee of the depositary to the depositary or another nominee of the depositary; or

o by the depositary or any nominee to a successor depositary or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary (herein, participants). The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

         We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of such global security.

     Unless otherwise indicated in the applicable prospectus supplement, owners of beneficial interests in a global security will be entitled to have the debt securities represented by such global security registered in their names and will be entitled to receive physical delivery of such debt securities in definitive form upon the terms set forth in the indenture. The laws of some states require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

     We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's or its nominee's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the depositary is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days, we will issue individual debt securities in exchange for such global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for such global security.

     Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Covenants

    With respect to each series of debt securities, we will be required to:

o pay the principal of, and interest and any premium on, the debt securities when due;

o       maintain a place of payment;

o deliver certain periodic reports to the holders of the debt securities at the times set forth in the indenture;

o provide to the trustee within 90 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and

o       pay any material taxes.

         The indenture for the debt securities will contain covenants limiting our ability, or the ability of our subsidiaries, to:

o       incur additional debt (including guarantees);

o       make certain payments;

o       engage in other business activities;

o       issue other securities;

o       dispose of assets;

o enter into certain transactions with our subsidiaries and other affiliates;

o       incur liens; and

o enter into certain mergers and consolidations involving us and our subsidiaries.

         Any additional covenants will be described in the applicable prospectus supplement.

     Unless we state otherwise in the applicable prospectus supplement, we will agree not to consolidate with or merge into any individual, corporation, partnership or other entity (each, a person) or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any person, or permit any person to consolidate or merge into us or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to us unless:

- the person formed by or surviving the consolidation or merger (if not us), or to which the sale, lease, conveyance, transfer or other disposition is to be made is a corporation, limited liability company or partnership organized and existing under the laws of the United States or any state or the District of Columbia, and the person assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under any indenture;

- immediately before and after giving effect to the transaction and treating any debt that becomes an obligation of ours or of any of our subsidiaries as having been incurred by us or our subsidiary at the time of the transaction, no default or event of default shall have occurred and be continuing; and

 - the entity formed by or surviving such transaction (if not us) will have a certain net worth and will be able to incur additional indebtedness under the indenture after giving effect to the transaction.

Events of Default

     Unless we state otherwise in the applicable prospectus supplement, an "event of default" with respect to the debt securities under any indenture means:

-     our default for 30 days in payment of any interest on the debt securities;

- our default in payment of any principal or premium on the debt securities of the series upon maturity or otherwise;

- our default in the observance of certain covenants as set forth in the indenture;

- our default, for 30 days after delivery of written notice, in the observance or performance of other covenants;

-     our default in the payment of our other indebtedness;

- bankruptcy, insolvency or reorganization events relating to us or our subsidiaries;

- the entry of a judgment in excess of the amount specified in the indenture or any supplemental indenture against us or such significant subsidiary which is not covered by insurance and not discharged, waived or stayed; or

- any other event of default included in the indenture or any supplemental indenture and described in the prospectus supplement.

     The consequences of an event of default, and the remedies available under the indenture or any supplemental indenture, will vary depending upon the type of event of default that has occurred.

     Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing, then either the trustee or the holders of at least 25% of the principal amount specified in the indenture or any supplemental indenture of the outstanding debt securities may declare the principal of all the affected debt securities and interest accrued to be due and payable immediately.

     Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing and is due to a bankruptcy, insolvency or reorganization event relating to us, then the principal (or such portion of the principal as is specified in the terms of the debt securities) of and interest accrued on all debt securities then outstanding will become due and payable automatically, without further action by the trustee or the holders.

     Under conditions specified in the indenture and any supplemental indenture, the holders of a majority of the principal amount of the debt securities may annul or waive certain declarations and defaults described above. These holders may not, however, waive a continuing default in payment of principal of (or premium, if any) or interest on the debt securities.

   The indenture will provide that subject to the duty of the trustee during a default to act with the required standard of care, the trustee will have no obligation to exercise any right or power granted to it under the indenture at the request of holders of debt securities unless the holders have indemnified the trustee. Subject to the provisions in the indenture and any supplemental indenture for the indemnification of the trustee and other limitations specified therein, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities.

     If you hold debt securities, you will not be permitted under the terms of the indenture or any supplemental indenture to institute any action against us in connection with any default (except actions for payment of overdue principal, premium, or interest or other amounts) unless:

- you have given the trustee written notice of the default and its continuance;

- holders of not less than 25% in principal amount of the debt securities issued under the indenture have made a written request upon the trustee to institute the action and have offered the trustee reasonable indemnity;

-       the trustee has not instituted the action within 60 days of the request;
        and

- during such 60-day period, the trustee has not received directions inconsistent with the written request by the holders of a majority in principal amount of the outstanding debt securities issued under the indenture.

Defeasance Provisions Applicable to the Debt Securities

     Unless otherwise specified in a prospectus supplement, under the indenture or any supplemental indenture, we, at our option,


o will be discharged from our obligations in respect of the debt securities under the indenture (except for certain obligations relating to the trustee and obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

o need not comply with certain restrictive covenants of the indenture or supplemental indenture,

in each case, if we irrevocably deposit, in trust with the trustee, money or U.S. government obligations which through the payment of interest and principal will provide money sufficient to pay all the principal of, and interest and premium, if any, on, the debt securities on the dates on which such payments are due. We must also specify whether the debt securities are being defeased to maturity or to a particular redemption date.

     To exercise the above option, no default or event of default shall have occurred or be continuing on the date of such deposit, and such defeasance must not result in a breach of or constitute a default under any material agreement to which we are bound. We also must deliver a certificate stating that the deposit was not made with the intent of preferring holders of the debt securities over our other creditors. In addition, we must deliver to the trustee an opinion of counsel that:

o the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet point above, the opinion will be accompanied by a private letter ruling to that effect from the IRS or a revenue ruling concerning a comparable form of transaction to that effect published by the IRS,

o after the 91st day following the deposit, the funds will not be subject to the effect of any applicable bankruptcy, insolvency or similar laws, and

o all conditions precedent relating to the defeasance have been complied with.

Modification and Waiver

     We and the trustee may, without the consent of holders, modify provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act. Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by the modification. However, unless indicated otherwise in the applicable prospectus supplement, the provisions of the indenture may not be modified without the consent of each holder of debt securities affected thereby if the modification would:

o reduce the principal of or change the stated maturity of any such debt securities;

o waive certain provisions regarding redemption in a manner adverse to the rights of any holder of such debt securities;

o reduce the rate of or change the time for payment of interest on such debt securities;

o waive a default in the payment of principal or interest on such debt securities;

o       change the currency in which any of such debt securities are payable;

o waive a redemption payment with respect to such debt securities (other than as specified in the indenture); or

o       change the provisions of the indenture regarding waiver and amendment.

The Trustee

     We will include information regarding the trustee in the prospectus supplement relating to any series of debt securities. If any event of default shall occur (and be continuing) under the indenture or any supplemental indenture, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its powers at the request of any of the holders of the debt securities, unless the holders shall have offered the trustee reasonable indemnity against the costs, expenses and liabilities it might incur. The indenture, any supplemental indenture, and the provisions of the Trust Indenture Act incorporated by reference thereby, will contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims or to realize on property received by it in respect of any claims as security or otherwise.


                             DESCRIPTION OF WARRANTS

     We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

     We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

     The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

-       the title and aggregate number of warrants;

-       the price or prices at which the warrants will be issued;

- the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

- the date on which the right to exercise the warrant begins and the date on which the right expires;

- if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

- if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

- any provision dealing with the date on which the warrants and related securities will be separately transferable;

-       any mandatory or optional redemption provision;

-       the identity of the warrant agent; and

-       any other terms of the warrants.

     The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the warrant.

Exercise of Warrants

     To exercise the warrants, the holder must provide the warrant agent with the following:

o       payment of the exercise price;

o       any required information described on the warrant certificates;

o       the number of warrants to be exercised;

o       an executed and completed warrant certificate; and

o       any other items required by the warrant agreement.

     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

     The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

     The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

o       to cure any ambiguity;

o to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

o to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

                              PLAN OF DISTRIBUTION

     We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents. The related prospectus supplement will set forth the terms of each offering, including the name or names of any underwriters, the purchase price and proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, the public offering price and any discounts or concessions allowed, reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

     We may distribute our securities from time to time in one or more transactions at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Our prospectus supplement will describe the method of distribution.

     If underwriters are used in the sale, the underwriters may acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. If an underwriting syndicate is used, the managing underwriter or underwriters will be named in the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all securities offered if any are purchased. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

     If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The terms of the transaction will be set forth in a prospectus supplement.

     Commissions payable by us to any agent involved in the offer or sale of securities (or the method by which such commissions may be determined) will be set forth in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis.

     If so indicated in the prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable by us for solicitation of the contracts.

     Dealers and agents named in a prospectus supplement may be deemed to be underwriters of the securities within the meaning of the Securities Act of 1933. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of business.

     As of the date of this prospectus, only our common stock is traded on the New York Stock Exchange. Except for our common stock, each security sold using this prospectus will have no established trading market. Any underwriters to whom securities are sold may make a market in the securities, but will not be obligated to do so and may discontinue their market making activities at any time. There can be no assurance that a secondary market will be created for any of the securities that may be sold using this prospectus or that any market created will continue.


                                  LEGAL MATTERS

     Strasburger & Price, LLP, Houston, Texas, will pass upon certain legal matters relating to the validity of the common stock, preferred stock, debt securities and warrants.

                                     EXPERTS

     The consolidated financial statements as of September 30, 1999, 2000, and 2001, and for each of the three years in the period ended September 30, 2001 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and sale of the securities being registered hereby, are as follows:

     Securities Exchange Commission Registration Fee..      $     23,000
     *Printing and Engraving Expenses.................           150,000
     *Legal Fees and Expenses.........................           150,000
     *Accounting Fees and Expenses....................           100,000
     *Blue Sky Fees and Expenses......................            30,000
     *Transfer Agent Fees and Expenses................            10,000
     *Miscellaneous...................................            37,000
                                                             -----------
          Total.......................................       $   500,000
                                                             ===========
*Estimated.


Item 15.  Indemnification of Directors and Officers.

         General

     Our amended and restated bylaws (herein, bylaws) provide that we must indemnify our directors, officers and certain other individuals to the full extent permitted by Article 2.02-1 of the Texas Business Corporation Act. Our restated articles of incorporation, as amended from time to time (herein, articles of incorporation) provide that our directors shall not be liable to us or our stockholders except for liability for (i) breach of a director's duty of loyalty to us and our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) transactions from which a director derives improper personal benefit; and (iv) other actions which are specifically provided for by statute, such as for the payment of unlawful dividends.

     Therefore, the personal liability of our directors to us or our stockholders is limited and our directors are protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims under the federal securities laws.

     Any underwriting agreements to be filed or incorporated by reference with this registration statement may contain reciprocal agreements of indemnity between us and the underwriters as to certain liabilities, including liabilities under the Securities Act of 1933, and may provide for indemnification of our directors and officers in certain circumstances.

         Indemnification and Insurance

     Texas corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, arbitrative or investigative if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with the and is not allowed if the person if found liable for willful or intentional misconduct in the performance of his duty to us.

     Our bylaws provide that we shall indemnify, to the full extent permitted by
Article 2.02-1 of the Texas Business Corporation Act, each of our current and former directors and officers and each person, who, at our request, serves or served as a directors, officer, employee, partner, venturer, or agent of another corporation, partnership, joint venture or other enterprise. Significant payments by us in settlement of a claim or in satisfaction of a judgment against any of our officers, directors or other indemnified individuals, as required by these provisions and if permitted by Texas law, could materially reduce our assets.

     We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification, and there is no pending litigation or proceeding involving any of our directors or officers in which indemnification would be required or permitted by our articles of incorporation, our bylaws, or Texas law.

         Elimination of Liability in Certain Circumstances

     Our articles of incorporation protect our directors against monetary damages for beach of the duty of care to the full extent currently permitted by Texas law. These provisions do not eliminate the directors' duty of care. Under these provisions, neither we nor our stockholders may assert a claim for money damages against a director for certain breaches of fiduciary duty. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Texas law. These provisions also do not affect the directors' responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws. These provisions apply to our officers only if they are directors and are acting in their capacity as directors, and do not apply to officers who are not directors.

         Directors will remain subject to liability for the following:

        o breach of a director's duty of loyalty to us and our stockholders;

        o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        o transactions from which a director derives improper personal benefit; and

        o other acts or omissions for which the liability of a directors is expressly provided for by statute, such as the payment of unlawful dividends.



Item 16.  Exhibits.

         (a)     Exhibits

                                                        Incorporated
                                                      by Reference from
                                                        the Following

---------------------------------------------------------------------------------------------------------------------------------
Exhibit No          Description                                           Documents

---------------------------------------------------------------------------------------------------------------------------------
1.1                 Underwriting Agreement (Common Stock, Preferred       To be filed by amendment or
                    Stock and/or Warrants)                                subsequently incorporated by reference
---------------------------------------------------------------------------------------------------------------------------------
1.2                 Underwriting Agreement (Debt Securities)              To be filed by amendment or subsequently incorporated by
                                                                          reference

---------------------------------------------------------------------------------------------------------------------------------
4.1                 Restated Articles of Incorporation, as amended        Exhibits 3.1.1, 3.1.2 and 3.1.3 to our Annual Report on
                                                                          Form 10-K for the fiscal year ended September 30, 1993

---------------------------------------------------------------------------------------------------------------------------------
4.2                 Articles of Amendment to Restated Articles of         Exhibit 3.1.4 to our Annual Report on Form 10-K for the
                    Incorporation of the Company                          fiscal year ended September 30, 1997

---------------------------------------------------------------------------------------------------------------------------------
4.3                 Amended and Restated Bylaws of the Company            Exhibit 3.2 to our Annual Report on Form 10-K for the
                                                                          fiscal year ended September 30, 1993

---------------------------------------------------------------------------------------------------------------------------------
4.4                 Specimen Certificate for our Common Stock,            Incorporated herein by reference to Exhibit 5.1 of our
                    $1.00 par value                                       Registration Statement on Form S-3,
                                                                          Registration No. 33-39993, filed April 19, 1991

---------------------------------------------------------------------------------------------------------------------------------
5.1                 Opinion of Strasburger & Price, LLP as to the         Filed herewith
                    legality of the securities

---------------------------------------------------------------------------------------------------------------------------------
12.1                Computation of ratio of earnings to fixed charges     Filed herewith

---------------------------------------------------------------------------------------------------------------------------------
23.1                Consent of Strasburger & Price, LLP                   Included in Exhibit 5.1 filed herewith

---------------------------------------------------------------------------------------------------------------------------------
24.1                Power of Attorney                                     Included on Page II-6

---------------------------------------------------------------------------------------------------------------------------------

     (b)     Financial Statement Schedules

         The following financial statement schedules are included in Part II of the Registration Statement:

                                None

         All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements or noted therein.


Item 17.  Undertakings.

           (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
 arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii)do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)     The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 8, 2002.

                             ATWOOD OCEANICS, INC.


                             By:   /s/ James M. Holland
                                ---------------------------------
                                James M. Holland
                                Senior Vice President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James M. Holland his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act) which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                           Date
---------------------           -----------------------             ------------

/s/ John R. Irwin              President, Chief Executive           July 8, 2002
-----------------
(John R. Irwin)                     Officer and Director
                                (Principal Executive Officer)

/s/ James M. Holland             Senior Vice President              July 8, 2002
--------------------                  and Secretary
(James M. Holland)              (Principal Financial and
                                    Accounting Officer)


/s/ Robert W. Burgess                   Director                    July 8, 2002
---------------------
(Robert W. Burgess)

/s/ George S. Dotson                    Director                    July 8, 2002
--------------------
(George S. Dotson)

/s/ Walter H. Helmerich, III            Director                    July 8, 2002
----------------------------
(Walter H. Helmerich, III)

/s/ Hans Helmerich                      Director                    July 8, 2002
------------------
(Hans Helmerich)

/s/ William J. Morrissey                Director                    July 8, 2002
------------------------
(William J. Morrissey)



                                                        EXHIBIT INDEX

                                                        Incorporated
                                                      by Reference from
                                                        the Following
---------------------------------------------------------------------------------------------------------------------------------
Exhibit No          Description                                             Documents

---------------------------------------------------------------------------------------------------------------------------------
1.1                 Underwriting Agreement (Common Stock, Preferred         To be filed by amendment or
                    Stock and/or Warrants)                                  subsequently incorporated by reference
---------------------------------------------------------------------------------------------------------------------------------
1.2                 Underwriting Agreement (Debt Securities)                To be filed by amendment or subsequently incorporated
                                                                            by reference

---------------------------------------------------------------------------------------------------------------------------------
4.1                 Restated Articles of Incorporation, as amended          Exhibits 3.1.1, 3.1.2 and 3.1.3 to our Annual Report on
                                                                            Form 10-K for the fiscal year ended September 30, 1993

---------------------------------------------------------------------------------------------------------------------------------
4.2                 Articles of Amendment to Restated Articles of           Exhibit 3.1.4 to our Annual Report on Form 10-K for the
                    Incorporation of the Company                            fiscal year ended September 30, 1997

---------------------------------------------------------------------------------------------------------------------------------
4.3                 Amended and Restated Bylaws of the Company              Exhibit 3.2 to our Annual Report on Form 10-K for the
                                                                            fiscal year ended September 30, 1993

---------------------------------------------------------------------------------------------------------------------------------
4.4                 Specimen Certificate for our Common Stock,              Incorporated herein by reference to Exhibit 5.1 of our
                    $1.00 par value                                         Registration Statement on Form S-3, Registration
                                                                            No. 33-39993, filed April 19, 1991

---------------------------------------------------------------------------------------------------------------------------------
5.1                 Opinion of Strasburger & Price, LLP as to the           Filed herewith
                    legality of the securities

---------------------------------------------------------------------------------------------------------------------------------
12.1                Computation of ratio of earnings to fixed charges       Filed herewith

---------------------------------------------------------------------------------------------------------------------------------
23.1                Consent of Strasburger & Price, LLP                     Included in Exhibit 5.1 filed herewith

---------------------------------------------------------------------------------------------------------------------------------
24.1                Power of Attorney                                       Included on Page II-6

---------------------------------------------------------------------------------------------------------------------------------
